FOR MORE INFORMATION CONTACT:

Robert N. Tenczar

Vice President, Chief Financial Officer and Secretary

(281) 876-0080

FOR IMMEDIATE RELEASE

MMI PRODUCTS, INC.

EXTENDS OFFER TO EXCHANGE
13% SERIES A SENIOR SUBORDINATED NOTES DUE 2007
FOR
13% SERIES B SENIOR SUBORDINATED NOTES DUE 2007
UNTIL 5:00 P.M. ON FRIDAY, JANUARY 4, 2002

Houston, Texas, December 27, 2001 - MMI Products, Inc. announced today that it has extended until 5:00 P.M., New York City time, on Friday, January 4, 2002, its offer to exchange all of its issued and outstanding 13% Series A Senior Subordinated Notes Due 2007 for an identical principal amount of its 13% Series B Senior Subordinated Notes Due 2007, the offer and sale of which has been registered pursuant to a registration statement that was declared effective by the Securities and Exchange Commission on November 30, 2001. The terms of the extended exchange offer are identical to those of the original exchange offer. The exchange offer previously had been scheduled to expire at 5:00 p.m., New York City time, on Monday, December 31, 2001.

MMI Products, Inc. has been advised by the agent for the exchange offer that as of 5:00 P.M., New York City time, on December 26, 2001, an aggregate principal amount of approximately $16.6 million principal amount of its 13% Series A Senior Subordinated Notes Due 2007 (approximately 33% of the total issued and outstanding aggregate principal amount of such notes) had been validly tendered and not withdrawn.